UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2011

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer Road Houston, Texas (Address of principal executive offices)	77056-5306 (Zip Code)

Registrant's telephone number, including area code: (713) 989-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Southern Union Company (the “Company”) today posted an investor presentation to its web-site related to its 2011 financial outlook. The presentation focuses on an overview of the Company’s operations, 2011 financial and operational guidance and proposed organic growth projects.

The Company is furnishing the updated presentation as Exhibit 99.1. The 2011 outlook information presented herein under Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

In the presentation, the Company uses earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA, as well as adjusted earnings per share, all non-GAAP financial measures, as performance measures to evaluate segment performance. As defined in Regulation G, "Conditions for Use of Non-GAAP Financial Measures," a non-GAAP financial measure is a numerical measure of a company's historical or future performance, financial position or cash flow that excludes (includes) amounts, or is subject to adjustments that have the effect of excluding (including) amounts, that are included (excluded) in the most directly comparable measure calculated and presented in accordance with GAAP. The Company provides a full Regulation G reconciliation of the non-GAAP financial measures used to evaluate Company and segment performance in the financial outlook materials.

EBITDA, adjusted EBITDA and adjusted net earnings per share may not be comparable to measures used by other companies.  Additionally, EBITDA, adjusted EBITDA and adjusted net earnings per share should be considered in conjunction with net earnings and other performance measures such as operating income or operating cash flow.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

 Exhibit No.                                     Exhibit
99.1	2011 Outlook Presentation dated February 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)
Date: February 25, 2011	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President - Assistant General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.                              Description

99.1	2011 Outlook Presentation, dated February 25, 2011